Exhibit 21

AVIAT NETWORKS, INC.
Subsidiaries as of June 27, 2025
(100% direct or indirect ownership by Aviat Networks, Inc.)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Aviat Networks Algeria S.A.R.L.	Algeria
Aviat Networks (Australia) Pty. Ltd.	Australia
4RF Australia Pty. Ltd.	Australia
Aviat Networks (Bangladesh) Limited	Bangladesh
NZ Telcoms (Botswana) Limited	Botswana
Radio Communications and Engineering Services Botswana	Botswana
Aviat Networks Brasil Serviços em Comunicações Ltda.	Brazil
Aviat Communications Canada ULC	Canada
Aviat Networks Canada ULC	Canada
Aviat Communications Technology (Shenzhen) Company Ltd.	People’s Republic of China
Aviat Networks Colombia S.A.S.	Colombia
Aviat Networks LLC	Egypt
Aviat Networks France S.A.S.	France
Aviat Networks Ghana Limited	Ghana
Aviat Networks HK Limited	Hong Kong
Aviat Networks (Hungary) Kft.	Hungary
Aviat Networks (India) Private Limited	India
PT Aviat Solusi Komunikasi	Indonesia
PT Aviat Telekomunikasi Internasional	Indonesia
Aviat Networks Côte d’Ivoire	Ivory Coast
Aviat Networks Japan G.K.	Japan
Aviat Networks (Kenya) Limited	Kenya
Aviat Networks Malaysia Sdn. Bhd.	Malaysia
Digital Microwave (Mauritius) Private Limited	Mauritius
Aviat Networks México S.A. de C.V.	Mexico
Aviat Networks Holland B.V.	Netherlands
Aviat Networks (NZ) Limited	New Zealand
4RF Limited	New Zealand
4RF Trustee Limited	New Zealand
Aviat Networks Communication Solutions Limited	Nigeria
Stratex Networks Nigeria Limited	Nigeria
Aviat Networks (Pakistan) Limited	Pakistan
Aviat Networks (Clark) Corporation	Philippines
Aviat Networks Philippines, Inc.	Philippines
Aviat Networks Polska Sp. z.o.o.	Poland
Redline Communications Romania Ltd.	Romania
Aviat Net Works Saudi Telecom & Information Technology Co.	Kingdom of Saudi Arabia
Harris Stratex Networks (S) Pte. Ltd.	Saudi Arabia
Aviat Networks (S) Pte. Ltd.	Republic of Singapore
Aviat Storitveno Podjetje, d.o.o.	Slovenia
Aviat Networks (South Africa) (Proprietary) Limited	Republic of South Africa

DMC Stratex Networks (South Africa) (Proprietary) Limited	Republic of South Africa
Aviat Networks (South Sudan) Ltd.	South Sudan
Aviat Networks (Sweden) AB	Sweden
Aviat Networks Tanzania Limited	Tanzania
Aviat Networks (Thailand) Ltd.	Thailand
Aviat Networks Tunisia SARL	Tunisia
Aviat Networks Turkey Telekominikasyon Sistemleri Limited Sirketi	Turkey
Aviat Networks L.L.C.	United Arab Emirates
4RF Communications (Europe) Ltd.	United Kingdom
4RF USA, Inc.	United States of America
Aviat Networks (UK) Limited	Delaware
Aviat International Holdings, Inc.	Delaware
Aviat International Holdings I, LLC	Delaware
Aviat International Holdings II, LLC	Delaware
Aviat International Holdings III, LLC	Delaware
Aviat U.S., Inc.	Delaware
Telsima Corporation	Delaware